UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Advocat Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Dear Shareholder:
     You are cordially invited to attend the 2008 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 3, 2008, at 9:00 a.m. (Central Daylight Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Chief Financial Officer and Secretary of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

William R. Council, III
Chief Executive Officer
Brentwood, Tennessee
May 2, 2008

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Advocat Inc.:
     The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on Tuesday, June 3, 2008, at 9:00 a.m. (Central Daylight Time) for the following purposes:
(1)	To elect two (2) Class 2 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified;

(2)	To vote on the approval of Advocat’s 2008 Stock Purchase Plan for Key Personnel;

(3)	To vote on a shareholder proposal;

(4)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about May 2, 2008. Only shareholders of record at the close of business on April 25, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s Board of Directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.
By Order of the Board of Directors,
L. Glynn Riddle, Jr., Secretary
Brentwood, Tennessee
May 2, 2008

i

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
PROXY STATEMENT
     The Board of Directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The Board has set April 25, 2008 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting. On the record date there were 5,668,987 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has 5,000 shares of Series C Redeemable Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders. The Company has the authority to issue additional shares of preferred stock in one or more series, although no additional series of preferred stock has been issued.
     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about May 2, 2008. The Company’s Annual Report for the fiscal year ended December 31, 2007, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote. If your shares are registered in your name with Advocat’s transfer agent, you are considered to be the owner of record of those shares and these proxy materials are being sent to you directly. When you sign the proxy form you appoint William R. Council III, the Company’s Chief Executive Officer and L. Glynn Riddle, Jr., the Company’s Chief Financial Officer and Secretary, as your representative at the meeting. Mr. Council and Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.
     If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The Company’s Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2008 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock. Although the Company has not retained a solicitor as of the date of this proxy statement, the Company may, at its discretion, retain the services of a paid solicitor to solicit proxies. If the Company retains a solicitor, it is anticipated that the cost will be approximately $25,000 and will be paid by the Company.
     What am I voting on?
     At the annual meeting you will be asked to vote on the election of two “Class 2 Directors” to serve a three year term on the Company’s Board of Directors, the approval of the 2008 Stock Purchase Plan for Key Personnel, and a shareholder proposal submitted by Bristol Capital Advisors, LLC.
     Who is entitled to vote?
     Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 25, 2008, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     How do I vote?
     You may vote your shares either in person at the annual meeting, by telephone or on the Internet or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.
     Can I change my vote after I return my proxy form?
     Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.
     What is the Board’s recommendation and how will my shares be voted?
     The Board recommends a vote FOR the election of the nominated Class 2 Directors listed in this proxy statement under Proposal No. 1, FOR the approval of the 2008 Stock Purchase Plan for Key

Personnel under Proposal 2, AGAINST the shareholder proposal included under Proposal No. 3 and FOR the proxies to be authorized to vote in their discretion upon such other business as may properly come before the meeting. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If any other matters are considered at the meeting and you vote to authorize the proxies to vote in their discretion, Mr. Council and Mr. Riddle will vote as recommended by the Board of Directors on such matters, or if the Board does not give a recommendation, Mr. Council and Mr. Riddle will have discretion to vote as they think best on such matters, in each case to the extent permitted under the Federal Securities Laws. If you return a signed proxy, but do not specify a choice, Mr. Council and Mr. Riddle, as the persons named as the proxy holder on the proxy form, will vote as recommended by the Board of Directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum and are counted in the tabulations of votes cast on proposals presented to shareholders. Each proposal is tabulated separately.
     Will my shares be voted if I do not sign and return my proxy form?
     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.
     How many votes are needed to hold the annual meeting?
     The Company currently has a total of 5,668,987 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
     What vote is required to adopt the Proposals?
     The nominees for director who receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
     Approval of the 2008 Stock Purchase Plan for Key Personnel requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

     Approval of the shareholder proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.
     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The Company has not received timely notice of any other shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be considered at the annual meeting. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s bylaws. The Board of Directors has received notice from certain shareholders that they may bring other matters before the annual meeting. In the event such matters are properly raised at the annual meeting, the proxies properly submitted which grant discretion to vote on other matters will be voted as recommended by the Board of Directors to the extent permitted under the Federal Securities Laws. If proxies do not grant discretion to vote on other matters, such proxies will not be voted on any such other matters properly raised at the annual meeting.
     It is contemplated that the Company’s 2009 annual meeting of shareholders will take place in June 2009. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2009 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on January 1, 2009. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2009 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than March 18, 2009.
     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters with respect to the matters to be voted upon.
     How do I communicate with directors?
     The Board has established a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors by sending such communication addressed to the Board of Directors or any individual director c/o Advocat Inc. 1621 Galleria Boulevard, Brentwood, Tennessee 37027. All communications will be compiled and submitted to the Board or the individual directors on a monthly basis.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     How much stock do the Company’s directors, executive officers, and principal shareholders own?
     Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 25, 2008, there were 5,668,987 shares of common stock and 5,000 shares of Series C Preferred Stock outstanding. The following table shows, as of April 25, 2008, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the

Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as otherwise listed in the table below.

	Shares Beneficially Owned(1)
Name	Number(1)	Percent(2)
Wallace E. Olson (3)	534,533	9.4%
736 Georgia Avenue, Suite 400 Chattanooga, TN 37402

Altrinsic Global Advisors, LLC (4)	435,000	7.7%
100 First Stamford Place, 6th Floor Stamford, CT 06902

J.& W. Seligman & Co. Incorporated(5)	365,049	6.4%
William C. Morris 100 Park Avenue New York, NY 10017

Chad A. McCurdy (6)	300,100	5.3%
5429 LBJ Freeway, Suite 400 Dallas, TX 75240

Bristol Investment Fund, LTD(7)	294,834	5.2%
c/o Bristol Capital Advisors, LLC 10990 Wilshire Blvd., Suite 1410 Los Angeles, CA 90024

William R. Council, III (8)	151,903	2.6%

William C. O’Neil, Jr. (9)	23,333	*

Richard M. Brame (10)	18,333	*

Robert Z. Hensley (11)	15,333	*

Raymond L. Tyler, Jr. (12)	58,230	1.0%

L. Glynn Riddle, Jr. (13)	62,633	1.1%

All directors and executive officers as a group (8 persons)(14)	1,164,398	19.6%

*	less than 1%

(1)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The percentages shown are based on 5,668,987 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options or SOSARs held by such holder that are exercisable within 60 days of April 25, 2008.

(3)	Mr. Olson’s shares include 1,300 shares owned jointly with his daughter and 528,900 owned by a partnership controlled by Mr. Olson. Includes 4,333 shares purchasable upon exercise of options and SOSARs.

(4)	Based solely on a Schedule 13G/A filed by Altrinsic Global Advisors, LLC on January 29, 2008.

(5)	Based solely on a Schedule 13G filed by J.&W. Seligman & Co. Incorporated on January 28, 2008.

(6)	Mr. McCurdy’s shares include 1,000 shares owned by his child and 297,600 owned by Marlin Capital Partners, LLC of which Mr. McCurdy is the Managing Partner.

(7)	Based solely on a Schedule 13D filed by Bristol Investment Fund, LTD on February 4, 2008.

(8)	Includes 133,333 shares purchasable upon exercise of options and SOSARs.

(9)	Includes 22,333 shares purchasable upon exercise of options and SOSARs.

(10)	Includes 3,333 shares purchasable upon exercise of options and SOSARs.

(11)	Includes 15,333 shares purchasable upon exercise of options and SOSARs.

(12)	Includes 55,000 shares purchasable upon exercise of options and SOSARs.

(13)	Includes 53,333 shares purchasable upon exercise of options and SOSARs.

(14)	Includes 286,998 shares purchasable upon exercise of options and SOSARs.
PROPOSAL 1
ELECTION OF DIRECTORS
     How many directors are nominated?
     The Company’s certificate of incorporation provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at six.
     The certificate of incorporation requires that the Company’s Board of Directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 2 directors, if reelected, will serve until the 2011 annual meeting; Class 1 directors are currently serving until the 2010 annual meeting and the Class 3 directors are currently serving until the 2009 annual meeting. At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified.
     What happens if a nominee refuses or is unable to stand for election?
     The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The Board presently has no knowledge that any nominee will refuse, or be unable, to serve.
     Must director nominees attend our annual meeting?
     It is the Company’s policy that all of its directors attend the annual meeting if possible. All directors attended the 2007 annual meeting of shareholders. All directors and nominees are expected to be in attendance at the 2008 meeting.
     Who are the Board nominees?
     Information regarding the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. Each of the Class 2 nominees for director is presently a director of the Company.
     The following directors have been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:

Information about Class 2 Director Nominees — Current Term Ending 2008

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Wallace E. Olson	61	March 2002	Chairman of the Board of Directors of the Company from October 2002 to present; Member of the Board of Directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996.

Chad A. McCurdy	39	March 2008	Member of the Board of Directors of the Company since March 2008; Managing Partner of Marlin Capital Partners, LLC from 2004 to present; Broker with First Dallas Securities from 2003 through 2004. Graduate of Southern Methodist University, Cox School of Business.
     Who are the Continuing Directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:
Information About Class 3 Continuing Directors — Current Term Ending 2009

Name of Nominees	Age	Director Since	Principal Occupation Last Five Years
William R. Council, III	46	October 2002	Member of the Board of Directors of the Company since 2002; President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 2001 to December 2002. Mr. Council is a Certified Public Accountant.

Richard M. Brame	54	December 2002	Member of the Board of Directors of the Company since December 2002; Chief Financial Officer of Covington Senior Living, LLC, Atlanta, GA. President of Regency Health Management, LLC from July 1999 to March 2008; President of Regency Healthcare, LLC from 2006 to March 2008; President of Ooltewah Investments, Inc. from 1992 to 2006. President of the General Partner of San Angelo Nursing Center, LP from October 2001 to March 2005.

Information About Class 1 Director Nominees — Current Term Ending 2010

Name of Directors	Age	Director Since	Principal Occupation Last Five Years
William C. O’Neil, Jr.	73	Inception	Member of the Board of Directors of the Company since 1994; Private Investor; Director of HealthWays, a specialty health care service company; Director of Sigma Aldrich Corp., a manufacturer of research chemicals; Director of American HomePatient, Inc. a provider of home health care products and services.

Robert Z. Hensley	50	July 2005	Member of the Board of Directors of the Company since July 2005; A Founder of Life’s A Beach Publications LLC, a private publishing company, from 2003 to present; Managing member and principal owner of two real estate and rental property development companies from 2001 to present; Currently a Director of HealthSpring, Inc., Spheris, Inc. and Comsys IT Partners, Inc.; Audit Partner at Ernst & Young, LLP from July 2002 to September 2003; Audit Partner at Arthur Andersen, LLP from 1990 to 2002; Managing Partner at Arthur Andersen, LLP from 1997 to 2002. Mr. Hensley holds a Master of Accountancy degree, a BS in Accounting and is a Certified Public Accountant.
     Is the Board independent?
     The Board of Directors believes that five of the Company’s current six directors, i.e., all of the non-management directors, are independent as Nasdaq defines independence under Nasdaq Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.
     What committees has the Board established?
     The Board of Directors has established an audit committee, a compensation committee and a corporate governance committee.
     The corporate governance committee, which considers director nominations, was established during 2006. The entire Board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the Board and a corporate governance committee charter. The Company’s Corporate Governance Guidelines and corporate governance committee charter are posted on the Company’s website at www.irinfo.com/AVC.
     The corporate governance committee believes that any nominee that it recommends for a position on the Company’s Board of Directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The corporate governance committee’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long-term health care, health care background, and the perceived needs of the Board at that point in time. The corporate governance committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the corporate governance committee will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the corporate governance committee. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.
     Mr. Robert Skaff, a shareholder of the Company, sent a letter to management requesting that Mr. McCurdy be considered as a potential additional director. Following the Company’s assessment of Mr. McCurdy, the Company’s Chief Executive Officer recommended to the corporate governance committee that Mr. McCurdy be added to the Company’s Board of Directors. On March 12, 2008, the corporate governance committee recommended to the full Board that the size of the Board be increased to six and that Mr. McCurdy be added as a director to fill the new vacancy. The Board unanimously approved the addition of Mr. McCurdy.
     The corporate governance committee is composed of Mr. Hensley as chairman, Mr. O’Neil, Mr. Brame, and Mr. Olson. The Board believes that each member of the corporate governance committee is independent under the NASDAQ rules. The corporate governance committee held three meetings during 2007.
     Audit Committee. The Company has a separately designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent registered public accounting firm. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee presently is composed of four directors: Mr. O’Neil as chairman, Mr. Olson, Mr. Brame, and Mr. Hensley. The Board of Directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under Nasdaq’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Hensley qualifies as an “audit committee financial expert” as described in Regulation S-K Item 401(h). There were five meetings of the audit committee during 2007. The audit committee has adopted a written charter, a copy of which is posted on our web site at www.irinfo.com/AVC.
     Compensation Committee. The compensation committee presently is composed of four directors: Mr. Brame as chairman, Mr. O’Neil, Mr. Olson, and Mr. Hensley . The Board believes that each member of the compensation committee is independent under the NASDAQ rules. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. There is currently no separate compensation committee charter. During 2007, the compensation committee held two meetings.
     How often did the Board of directors meet during 2007?
     During fiscal 2007, the Board of Directors held fifteen meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served.
     How are directors compensated?
     Directors who are not officers, employees or consultants of the Company (currently directors Brame, Hensley, McCurdy, O’Neil and Olson) receive a director’s fee of $36,000 annually, $3,500 per board meeting attended and $1,000 per committee meeting attended (except when held on the same day as board meetings). The Chairmen of the Board, audit committee, compensation committee and corporate governance committee are paid $2,500 per meeting for serving as meeting chairperson. Such directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.
     In addition, each non-employee director received a grant of stock only stock appreciation rights (“SOSARs”) on March 14, 2008 for 1,000 shares at an exercise price of $10.88 per share. The SOSARs vest one-third on each of the first, second and third anniversaries of the grant date. This grant was made in 2008 and therefore is not included in the table below.
     The following table shows the amounts paid to each of our non-employee directors during 2007.

	Non-Employee Director Compensation
	For the Year Ended December 31, 2007
	Fees Earned or Paid in Cash
	Regular	Supplemental		Option	All Other
Director	Fees ($)(1)	Fees ($)(2)		Awards ($)(7)	Compensation ($)(8)	Total ($)
Wallace E. Olson	36,000	44,000	(3)	18,581	11,782	110,363
William C. O’Neil, Jr.	36,000	44,000	(4)	23,318	N/A	103,318
Richard M. Brame	36,000	35,500	(5)	15,198	N/A	86,698
Robert Z. Hensley	36,000	39,000	(6)	55,798	N/A	130,798
Chad A. McCurdy(9)	N/A	N/A		N/A	N/A	N/A

(1)	“Regular fees” represent an annual directors fee of $36,000 paid to Directors who are not officers, employees, or consultants of the Company.

(2)	“Supplemental fees” are paid to Directors for attendance at board meetings and committee meetings.

(3)	Mr. Olson received $12,500 for serving as Chair of the Board meetings.

(4)	Mr. O’Neil received $12,500 for serving as Chair of the audit committee meetings.

(5)	Mr. Brame received $5,000 for serving as Chair of the compensation committee meetings.

(6)	Mr. Hensley received $7,500 for serving as Chair of the corporate governance committee meetings.

(7)	The expense related to equity awards is based on equity grants valued under the assumptions contained in Note 11 to our Consolidated Financial Statements and is non-cash in nature. Such expense is recognized over the vesting period of the equity awards.

(8)	Includes insurance premiums paid by the Company for non-employee Directors.

(9)	Mr. McCurdy became a Board Member effective March 12, 2008 and, therefore, did not receive any compensation in 2007.

     What is the Board’s recommendation with respect to the election of the Class 2 Directors?
     The Board unanimously recommends a vote “FOR” the nominees listed above.
EXECUTIVE OFFICERS
     Who are the Company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2008.

Name of Officer	Age	Officer Since	Position with the Company
William R. Council, III	46	March 5, 2001	President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 5, 2001 to December 2002. Mr. Council is a Certified Public Accountant.

Raymond L. Tyler, Jr.	57	October 18, 2002	Executive Vice President and Chief Operating Officer of the Company from December 2003 to present; Senior Vice President of Operations of the Company from October 2002 to December 2003; Vice President of Operations of the Company from January 2001 to October 2002.

L. Glynn Riddle, Jr.	48	December 9, 2002	Executive Vice President, Chief Financial Officer and Secretary of the Company since December 2002. Mr. Riddle is a Certified Public Accountant.
EXECUTIVE COMPENSATION
     The following section describes the compensation that the Company pays its chief executive officer, chief operating officer and chief financial officer at December 31, 2007 or during the 2007 fiscal year (collectively, the “Named Executive Officers”).
Compensation Discussion and Analysis
     Decisions on compensation of our senior executives are made by the compensation committee of our Board of Directors. The compensation committee consists of Mr. Brame, Mr. Hensley, Mr. Olson and Mr. O’Neil. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve our needs and the needs of our shareholders.

     We believe that the executive compensation program should align the interests of shareholders and executives. Our primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between our strategic business goals and our compensation goals. We believe our executive compensation program is consistent with this overall philosophy for all management levels. We believe that the more employees are aligned with our strategic objectives, the greater our success on both a short-term and long-term basis.
     Our executive compensation program has been designed to support the overall strategy and objective of creating shareholder value by:
•	Performance based. Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Retention. Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Balance. Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
     In connection with this overall strategy, we also strive to give assurance of fair treatment and financial protection so that an executive will be able to identify and consider transactions that would be beneficial to the long term interests of shareholders but which might have a negative impact on the executive, without undue concern for his personal circumstances. A further consideration is to safeguard the business of the Company, including protection from competition and other adverse activities by the executive during and after employment.
     The Company’s strategic goals are:
•	Profitability. To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality. To achieve leadership in the provision of relevant and high quality health services.

•	Stability. To be a desirable employer and a responsible corporate citizen.
     In order to accomplish our objectives, the compensation committee strives to design its executive compensation in a way that when the Company meets or exceeds its annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are competitive with the compensation of similar U.S. public health care companies having similar revenues.
     Compensation Consultant
     In prior years, the compensation committee has engaged Compensation Strategies, Inc. to help the compensation committee with its compensation program design, review senior executive compensation, prepare comprehensive competitive compensation analyses for our named executive officers, and make suggestions regarding the components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other named executive officers. Compensation Strategies also provided the compensation committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation program. Compensation Strategies also advised the Committee on the design of the compensation program for non-

employee directors. In 2006, Compensation Strategies was paid approximately $28,500 for such services. We did not use Compensation Strategies services in 2007.
     In its analysis of Advocat’s compensation, Compensation Strategies considered a peer group of similarly sized companies in the long term health industry. The companies that Compensation Strategies used as it peer group included:

Allied Healthcare International Inc.	National HealthCare Corporation
Amedisys, Inc.	Odyssey HealthCare Inc.
American HomePatient, Inc.	Option Care, Inc.
American Retirement Corporation	Pediatric Services of America, Inc.
Amsurg Corp.	Radiologix, Inc.
Capital Senior Living Corporation	Vistacare, Inc.
Emeritus Corporation
     Elements of Our Compensation Program for Named Executive Officers
     As a result, we have generally established the following elements of compensation for our named executive officers:
     Base Salary.
     We pay base salaries to our named executive officers which are intended to be at or near the market median for base salaries of similar companies. These amounts are evaluated annually. We believe that such base salaries are necessary to attract and retain executive talent. In evaluating appropriate pay levels and salary increases for our named executive officers, the compensation committee considers achievement of our strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee reviews compensation practices of the peer companies, as determined from information gathered by our compensation consultants. The base salaries of our named executive officers are as follows:

Name	Position	2007 Salary	2008 Salary
William R. Council, III	Chief Executive Officer	$425,000	$442,000
Raymond L. Tyler, Jr.	Chief Operating Officer	$296,000	$308,000
L. Glynn Riddle, Jr.	Chief Financial Officer	$220,000	$229,000
     Annual Incentives.
     Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. Our named executive officers may earn a bonus that is partially dependant upon achievement of their specific operational and financial goals, as well as quality of care targets. For 2007, the potential annual cash bonus for our named executive officers was subject to the following targets:

Position	Bonus Target
Chief Executive Officer	50% of base salary
Chief Operating Officer	40% of base salary
Chief Financial Officer	35% of base salary

     As described in more detail below, the Bonus Target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the Bonus Target disclosed above.
     The bonus amount is made up of the following categories:

Net Operating Income	70%
Discretionary/quality measures/individual performance	30%

Total	100%
     Net Operating Income. For 2007, 70% of the available bonus percentage for each executive was tied to Company profitability. This metric was measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the compensation committee had the discretion to make other adjustments for unusual/unbudgeted items. The portion of the bonus under Net Operating Income was adjusted based on performance as follows:
•	80% or less of budget, executive earned 0% of the target bonus for this category;

•	81% to 100% of budget, executive earned 5% of the target bonus for this category for each 1% of budget achieved over 80%;

•	101% to 125% of budget, 15% of the incremental earned net operating income was placed into a pool to be shared among the participants. Sharing of the pool was discretionary and/or pro rata.

•	Above 125% — additional amounts were awarded at the discretion of the Board of Directors.
Discretionary: 30% of the bonus was based on subjective matters of performance at the discretion of the Board, including quality of care measures.
     The actual operating income exceeded the budgeted operating income, thus the executives were paid a bonus in excess of the target bonus amount. Based on the elements of the annual bonuses, the compensation committee approved the following total bonuses for each of the named executive officers:

			Percent of
Name	Position	2007 Bonus	Base Salary
William R. Council, III	Chief Executive Officer	$298,835	70%
Raymond L. Tyler, Jr.	Chief Operating Officer	$156,923	53%
L. Glynn Riddle, Jr.	Chief Financial Officer	$111,792	51%
     Long-Term Incentives.
     Our long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term shareholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit us and long-term shareholders.
     The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. The Company sought shareholder approval of an increase in the number of shares available under its Key Personnel Plan at its 2001 annual meeting. The shareholders did not approve the amendment. In accordance with its terms, the Key Personnel Plan expired in May 2004. Accordingly, no further grants can be made under that plan.
     At our 2006 annual meeting, the compensation committee approved and recommended that the shareholders adopt the Advocat Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), which was approved by our shareholders. The compensation committee believes that the 2005 Plan will enable the compensation committee to again grant long-term incentives to the employees of the Company as described above.
     The purposes of the 2005 Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) motivate such persons, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
     Given that the Company had not granted any options in approximately five years because of the lack of available options under its Key Personnel Plan, on December 13, 2005, the compensation committee approved a one time special grant of options to purchase a total of approximately 332,400 shares of the Company’s common stock to approximately 85 individuals, subject to the approval of the 2005 Plan by the shareholders. Although these options were granted in 2005 at an exercise price equal to the fair market value on the date of grant, because the grant was subject to shareholder approval, no compensation expense was recorded until shareholder approval was obtained. The increase in the Company’s stock price during this period resulted in a non-cash compensation expense in 2006 of approximately $5.2 million. Although this expense was required to be recorded in 2006, the option grant related to 2005 compensation. However, since the financial accounting expense was recorded in 2006, these amounts are included in the summary compensation table.
     In March of 2007, the compensation committee approved the grant of SOSARs. SOSARs are stock appreciation rights that are settled in shares of Company stock. The SOSARs have an exercise price equal to the closing price of the stock on the date of grant and vest one-third on each of the 1st, 2nd and 3rd anniversaries of the date of grant. Since the value of the SOSAR to the recipient is dependent on the increase in the value of the underlying stock, an award of this nature is also aligned with the interests of the shareholders. The grant of the SOSARs in March 2007 was based on performance in 2006. In March of 2008, the compensation committee approved the grant of SOSARs based on performance in 2007. Generally, the grant of stock options or SOSARs is recommended to the compensation committee by the Chief Executive Officer excluding grants to himself. The compensation committee considers the recommendations along with a review of the group of individuals recommended. While we do not currently have written policies for the issuance of stock options we have never relied upon either the release of material information or the non-release of material information when issuing the grants. The compensation committee is currently discussing more definitive written policies for the issuance of stock-based compensation.
     Retirement and Post Employment Compensation.
     We have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all employees, including our named executive officers. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer. Each of our named executive officers is considered highly compensated and thus is greatly curtailed in their ability to contribute to the
401(k). Accordingly, the Company also maintains a non-qualified Executive Incentive Retirement Plan (“EIRP”). The EIRP provides that we will match eligible employees’ retirement savings on a dollar for dollar basis, up to 8% of their salary. The EIRP provides that the Company makes a cash payment to each participating employee on a quarterly basis. All of the Company’s named executive officers participated in the Executive Incentive Retirement Plan in 2007, with the amounts of the Company contribution being disclosed in the Summary Compensation Table under Other Annual Compensation. As this is paid to the executive in cash, the executive is free to invest or not invest the money as he sees fit.
     In addition, each of our named executive officers has an employment agreement with the Company as described in more detail under “Potential Payments upon Termination or Change-in-Control” below. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination as well as requiring compliance with certain restrictions on competition. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. We provide severance protection to our senior executives in these employment agreements. This includes protection in the event of outright job termination not for Cause (“Cause” being limited to specified actions that are directly and significantly harmful to Advocat) or in the event we change the executive’s compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that it is deemed a Constructive Discharge. We believe that this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practices.
     We also provide severance payments and benefits if the executive should resign or be terminated without Cause within six months after a change in control. This protection permits an executive to evaluate a potential change in control without concern for his or her own situation or the need to seek employment elsewhere. Change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of Advocat in a third party. The compensation committee believes that the potential cost of executive change in control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to Advocat and its shareholders.
     The employment agreements also subject our executive officers to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted an Employee Standards and Code of Conduct that require all of our employees, including our executive officers, to adhere to high standards of conduct. Failure to comply with this Code of Conduct or our Corporate Compliance Program or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, stock, and benefits, and termination of employment for cause.

     Role of Executive Officers in Determining Compensation
     The compensation committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. Advocat’s Chief Executive Officer does make recommendations to the compensation committee relating to the compensation of executive officers who directly report to him, but the compensation committee has full autonomy in determining executive compensation.
     Tax and Accounting Considerations
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. We have not historically paid any of our named executive officers compensation in excess of $1.0 million and it is not anticipated that we will pay any of our named executive officers compensation in excess of $1.0 million in 2007, and, accordingly, to date we have not adopted a policy in this regard.
     2008 Annual Incentive Plan
     On March 12, 2008, the compensation committee of the Board of Directors of Advocat approved the 2008 Annual Incentive Plan for the Company’s Executive Officers. The 2008 Plan is similar to the 2007 plan. The 2008 Plan provides the following Target Bonus:

Named Executive Officer	Bonus Target
William R. Council, III	50% of base salary
Raymond L. Tyler, Jr.	40% of base salary
L. Glynn Riddle, Jr.	35% of base salary
     As described in more detail below, the Bonus Target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the Bonus Target disclosed above.
     The following categories make up the potential bonus amounts:

Net operating income (as defined)	70%
Discretionary/quality measures/individual performance	30%

Total	100%
     Net Operating Income. 70% of the bonus is based on operating income performance. This metric will be measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the Board will have the discretion to make other adjustments for unusual/ unbudgeted items.
     The potential bonus available would be adjusted based on actual performance, as follows:
•	80% (or less) of budget — executive would earn 0% of the target bonus for this category

•	81% to 100% of budget — executive would earn 5% of the target bonus for this category for each 1% of budget achieved above 80%.

•	101% to 125% — 15% of the incremental earned net operating income would be placed into a pool, to be shared among the participants. Sharing of the pool can be discretionary and/or pro rata.

•	Above 125% — additional amounts may be awarded at the discretion of the Board of Directors.
     Discretionary: 30% of the bonus would be based on subjective matters of performance to be awarded at the discretion of the Board, including quality of care measures.
     In addition, the 2008 Plan allows the compensation committee, in its sole discretion, to pay all or part of the bonus earned under the 2008 Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the compensation committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.
Compensation Committee Report
     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussions, the compensation committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:	Richard M. Brame, Chair
William C. O’Neil, Jr.
Robert Z. Hensley
Wallace E. Olson
This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.
How much compensation did the Company pay the Named Executive Officers during 2007 and 2006?
     The following table sets forth the compensation paid to the Named Executive Officers for their services in all capacities to the Company for the 2007 and 2006 fiscal years.
Summary Compensation Table

Name and Principal				Option	Other Annual	All Other
Position	Year	Salary($)	Bonus($)(1)	Awards (2)	Compensation($)(3)	Compensation($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
William R. Council, III	2007	425,000	298,835	126,192	34,000	1,647	885,674
President and	2006	389,000	264,041	1,191,000	31,098	1,555	1,876,694
Chief Executive Officer

Raymond L. Tyler, Jr.	2007	296,000	156,923	75,715	23,704	2,616	554.958
Executive Vice President	2006	285,000	150,628	397,000	22,805	2,834	858,267
and Chief Operating Officer

L. Glynn Riddle, Jr.	2007	220,000	111,792	50,477	17,854	1,858	401,981
Executive Vice President and	2006	211,000	100,547	794,000	16,917	1,516	1,123,980
Chief Financial Officer

(1)	Includes Annual Incentive Bonus amounts which were expensed during 2007 and paid in March 2008.

(2)	Expense related to equity awards is valued under the assumptions contained in Note 11 to our Consolidated Financial Statements. Such expense is recognized over the vesting period of the equity awards. The expense is calculated in accordance with Generally Accepted Accounting Principles and does not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero. As discussed below, the Named Executive Officers were granted SOSARs in March 2008 which were related to performance by the Named Executive Officers in 2007.

(3)	Includes contributions under the Company’s Executive Incentive Retirement Plan.

(4)	Includes matching contributions under the Company’s 401(k) plan as well as a holiday bonus of $747, $816 and $680 paid in December 2007 to Mr. Council, Mr. Tyler and Mr. Riddle, respectively.
     What plan based awards did the Company grant to the Named Executive Officers in 2007 and under what terms?
     The following table describes non-equity incentive awards granted to our Named Executive Officers in 2007.
Grants of Plan-Based Awards

									All Other
									Option
								All Other	Awards:
								Stock	Number of
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Awards:	Securities	Exercise or	Grant Date
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Number	Underlying	Base Price	Fair Value
								of Shares	Option	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Grants (#)	Awards	and Option
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(2) (3)	($/sh)(4)	Awards

William R. Council III	N/A	—	213,000	N/A	—	—	—	—	—	—	—
Raymond L. Tyler, Jr.	N/A	—	118,000	N/A	—	—	—	—	—	—	—
L. Glynn Riddle, Jr.	N/A	—	77,000	N/A	—	—	—	—	—	—	—
William R. Council III	03/07/07	—	—	—	—	—	—	—	25,000	$11.59	$266,000
Raymond L. Tyler, Jr.	03/07/07	—	—	—	—	—	—	—	15,000	$11.59	$159,000
L. Glynn Riddle, Jr.	03/07/07	—	—	—	—	—	—	—	10,000	$11.59	$106,000

(1)	Amounts represent target and maximum bonus percentages for 2007 and are based upon the salaries of the executive officers as of December 31, 2007. The target amount is based on the Company achieving 100% of budget. The amount actually paid under this non-equity incentive plan is included in the Summary Compensation Table (column d).

(2)	These SOSARs were granted in March 2007 and the expense is recognized for financial statement purposes over the vesting period beginning in 2007 although the grant of the options related to performance for 2006. This table does not include the SOSARs granted in March 2008 which related to performance for 2007 as discussed below.

(3)	These awards are also included in the Summary Compensation Table (column e) and the Outstanding Equity Awards at Year End table.

(4)	Exercise or base price of SOSAR awards is based on the fair market price on the date of grant
     As discussed in the Compensation Discussion and Analysis, the Named Executive Officers received a grant of stock only stock appreciation rights in March 2008. These grants vest one-third on each of the first, second and third anniversaries of the date of grant and have an exercise price of $10.88 per share which equals the average high and low price of our stock on the date of grant. Mr. Council received 25,000 shares, Mr. Tyler received 15,000 shares and Mr. Riddle received 10,000 shares. Such grants were based on the performance of the Named Executive Officer in 2007; however, the grant of equity awards is required to be included in the table for the year(s) when recognized for financial statement purposes and are therefore not included in any of these compensation tables or equity award tables.

     How many equity awards are currently held by the Named Executive Officers?
Outstanding Equity Awards at Year End December 31, 2007

	SOSAR and Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
			Equity Incentive				Market	Plan Awards:	Market or
			Plan Awards:			Number	Value of	Number of	Payout Value
	Number of	Number of	Number of			of Shares	Shares or	Unearned	of Unearned
	Securities	Securities	Securities			or Units	Units of	Shares, Units	Shares Units
	Underlying	Underlying	Underlying			of Stock	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That	That Have	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested	Vested (#)	Vested (#)	Vested (#)

William R. Council III	50,000	—	—	$0.35	04/09/2011	—	—	—	—
William R. Council III	75,000	—	—	$5.44	12/13/2015	—	—	—	—
William R. Council III	—	25,000	—	$11.59	03/07/2017	—	—	—	—
Raymond L. Tyler, Jr.	25,000	—	—	$0.35	04/09/2011	—	—	—	—
Raymond L. Tyler, Jr.	25,000	—	—	$5.44	12/13/2015	—	—	—	—
Raymond L. Tyler, Jr.	—	15,000	—	$11.59	03/07/2017	—	—	—	—
L. Glynn Riddle, Jr.	50,000	—	—	$5.44	12/13/2015	—	—	—	—
L. Glynn Riddle, Jr.	—	10,000	—	$11.59	03/07/2017	—	—	—	—
     No Named Executive Officers exercised equity awards during 2007.
     Is the Company a party to any key employment agreements or advisor agreements?
     Yes. Effective March 31, 2006, the Company entered into employment agreements (the “Employment Agreements”) with Mr. Council to serve as Chief Executive Officer, Mr. Tyler to serve as Chief Operating Officer and Mr. Riddle to serve as Chief Financial Officer. The Employment Agreements each have an initial term of one year. Thereafter, the Employment Agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Employment Agreements may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary, and Mr. Tyler and Mr. Riddle are each entitled to receive lump sum severance payments in an amount equal to 12 months of monthly base salary. Furthermore, upon such termination, the employees may elect to require the Company to repurchase options granted under the Company’s stock option plans for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event an Employment Agreement is terminated earlier by the Company for cause (as defined therein), or by an employee other than upon a constructive discharge or a change in control, the employees will not be entitled to any compensation following the date of such termination other than the pro rata amount of their then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the employees are prohibited from competing with the Company for 12 months.
Potential Payments upon Termination or Change-in-Control
The following tables estimate the amounts that would be paid to each of the Named Executive Officers in the event of a termination as of December 31, 2007 under each potential reason for termination.
William R. Council, III

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$1,062,500		$1,062,500		—		—	—
Severance—Bonus	—	—	$298,835	(1)	$298,835	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	$952,000	(3)	$952,000	(3)			—	—
Benefits/Perquisites	—	—	$62,709	(4)	$62,709	(4)	—		—	—

TOTAL	—	—	$2,376,044		$2,376,044		—		—	—

(1)	Based on the annual incentive earned by Mr. Council during 2007 which was not paid as of December 31, 2007.

(2)	As of December 31, 2007, Mr. Council had 25,000 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2007; therefore, no amounts would be paid for those SOSARs upon termination. In March 2008, Mr. Council received SOSARs which vest over a 3 year period.

(3)	Based on options to purchase 125,000 shares of common stock held by Mr. Council times $11.02, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
Raymond L. Tyler, Jr.

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$296,296		$296,296		—		—	—
Severance—Bonus	—	—	$156,923	(1)	$156,923	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	$406,250	(3)	$406,250	(3)			—	—
Benefits/Perquisites	—	—	$56,653	(4)	$56,653	(4)	—		—	—

TOTAL	—	—	$916,112		$916,112		—		—	—

(1)	Based on the annual incentive earned by Mr. Tyler during 2007 which was not paid as of December 31, 2007.

(2)	As of December 31, 2007, Mr. Tyler had 15,000 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2007; therefore, no amounts would be paid for these SOSARs upon termination. In March 2008, Mr. Tyler received SOSARs which vest over a 3 year period.

(3)	Based on options to purchase 50,000 shares of common stock held by Mr. Tyler times $11.02, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.

L. Glynn Riddle, Jr.

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination		Death	Disability
Severance—Salary	—	—	$219,804		$219,804		—		—	—
Severance—Bonus	—	—	$111,792	(1)	$111,792	(1)	—		—	—
Vesting of unvested equity awards	—	—	—	(2)	—	(2)	—	(2)	—	—
Repurchase of outstanding options	—	—	$279,000	(3)	$279,000	(3)			—	—
Benefits/Perquisites	—	—	$50,726	(4)	$50,726	(4)	—		—	—

TOTAL	—	—	$661,322		$661,322		—		—	—

(1)	Based on the annual incentive earned by Mr. Riddle during 2007 which was not paid as of December 31, 2007.

(2)	As of December 31, 2007, Mr. Riddle had 10,000 SOSAR equity awards which were not already fully vested. The exercise price of these SOSARs was greater than the closing share price of Advocat’s stock at December 31, 2007; therefore, no amounts would be paid for these SOSARs upon termination. In March 2008, Mr. Riddle received SOSARs which vest over a 3 year period.

(3)	Based on options to purchase 50,000 shares of common stock held by Mr. Riddle times $11.02, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
     Does the Company have a code of ethics for executive officers?
     The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Company’s compensation committee currently consists of directors Olson, Brame, O’Neil and Hensley. No interlocking relationship exists between the members of the Company’s Board of Directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company does not currently have any related party transactions in effect.
     Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
     Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the Board.

AUDIT COMMITTEE REPORT
     The audit committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s independent registered public accounting firm (or “independent auditors”) the results of the year-end audit of Advocat, including the audit report and audited financial statements. The Board of Directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASD’s listing standards. As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
     In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2007, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.
     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s Board of Directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.
     Who are the members of the audit committee?
     The members of the audit committee are Mr. O’Neil, Mr. Brame, Mr. Hensley, and Mr. Olson.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Who is the Company’s independent registered public accounting firm?
     The Company’s audit committee has selected BDO as the Company’s independent auditors for the 2008 fiscal year. BDO has served as the Company’s independent auditors since the 2002 fiscal year. Representatives from BDO are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. BDO representatives are expected to be available to respond to appropriate questions.
FEES TO BDO SEIDMAN, LLP
     What fees were paid to the Company’s independent auditors during fiscal 2007?
     For the fiscal years ended December 31, 2007 and 2006, the total fees paid to our auditors, BDO, were as follows:

	2007	2006
Audit Fees(1)	$610,000	$645,000
Audit-Related Fees(2)	11,000	10,000
Tax Fees(3)	113,000	147,000

Total Fees for Services Provided	$734,000	$802,000

(1)	Audit Fees include fees billed for professional services rendered in connection with the audit of the Company’s financial statements, audit of internal control over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) and fees charged for the review of the Company’s quarterly financial statements. These fees also include assistance with the review of documents filed with the SEC.

(2)	Audit Related Fees consist of audits of the Company’s savings plan and trust.

(3)	Tax Fees include those charged for tax advice, planning and compliance.
     In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. All of the services above were pre-approved by our audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

PROPOSAL 2
2008 STOCK PURCHASE PLAN FOR KEY PERSONNEL
     Our board of directors has adopted and recommends that you approve the Advocat Inc. 2008 Stock Purchase Plan for Key Personnel (“Stock Purchase Plan”). The primary purposes of the Stock Purchase Plan are to encourage directors and executives to develop and maintain a substantial equity-based interest in the Company, to attract and retain highly qualified directors and executives, and to align director and executive and stockholder long-term interests by creating a direct link between compensation and long-term stockholder return.
     The Stock Purchase Plan provides for the granting of rights to purchase shares of the Company’s common stock to directors and officers (including executive officers). The Stock Purchase Plan will be administered by the compensation committee of the board of directors, which can make such rules and regulations and establish such procedures for the administration of the Stock Purchase Plan as it deems appropriate. The compensation committee has the sole discretion of determining who has the right to participate in the Stock Purchase Plan. The maximum number of shares of the common stock to be authorized and reserved for issuance under the Stock Purchase Plan is 150,000 shares, subject to equitable adjustment as set forth in the Stock Purchase Plan, provided that no individual officer or director may exercise rights to purchase more than $1,000,000 in shares in any year under the Stock Purchase Plan.
     Because the Stock Purchase Plan depends on the voluntary participation of the officers and directors, the benefit amounts under the Stock Purchase Plan to executive officers and directors are not currently determinable.
     Features of Stock Purchase Plan
     The following is a brief summary of the principal features of the Stock Purchase Plan, which is qualified in its entirety by reference to the Stock Purchase Plan itself, a copy of which is attached as Appendix A to this proxy statement.
     The compensation committee has the authority to determine which officers and directors are permitted to participate in the Stock Purchase Plan. It is currently anticipated that all executive officers, corporate vice presidents, regional vice presidents and regional directors of operations as well as all directors of the Company (a total of 25 persons as of April 25, 2008) will be designated by the compensation committee as eligible to participate. Each participant may elect to utilize a specified portion of his or her base salary, annual cash bonus, or director compensation to purchase restricted shares or restricted share units at a price equal to 85% of the fair market value of a share of our common stock on the date on which such restricted shares or restricted share units are purchased. The compensation committee has full discretion to determine whether to issue restricted shares or restricted share units to any participant. Any participant who makes such an election will be entitled to purchase restricted shares or restricted share units generally by March 15 of each calendar year following the year for which the election is in effect. Generally, any election to participate in the Stock Purchase Plan is effective beginning with the calendar year next following the year in which the election is made. Assuming adoption of the Stock Purchase Plan by the stockholders at the 2008 Annual Meeting, however, participants will have a special, one-time 30-day election period to make an election with respect to their anticipated cash bonus, payable in 2009 (with respect to 2008 performance), base salary or director compensation for the remainder of 2008. Once an election has become effective, a participant may cancel such election or make a change in the applicable bonus, salary or compensation reduction percentage by filing an appropriate notice. Any such notice is generally not effective, however, until the beginning of the calendar year next following the year in which it is filed.
     The restricted period for restricted shares or restricted share units issued under the Stock Purchase Plan is generally two years from the date of purchase. If a participant’s employment or term as a director is terminated by the Company for cause during the restricted period, then the participant’s rights to restricted shares or restricted share units under the Stock Purchase Plan will be entirely forfeited and the participant will instead have the right to receive a cash payment, shares of common stock or a combination of both equal to the lesser of (i) the then-current fair market value of the restricted shares or the common stock represented by the restricted share units, or (ii) the applicable bonus, salary or compensation amounts foregone by the participant as a condition of receiving such restricted shares or restricted share units. If a participant’s employment or term as a director is terminated without cause, as a result of the death or disability of the participant, or pursuant to a change in control of the Company as defined in the Stock Purchase Plan during the restricted period, then all remaining restrictions will lapse and the Company will issue such participant unrestricted common stock equal to the amount of restricted shares or restricted share units held by the participant on the last day of employment or term as a director. The Stock Purchase Plan provides that the failure of a director to be re-elected is equivalent to a termination without cause. If, during the restricted period, a participant resigns or retires, the participant’s right to the restricted shares or the restricted share units will be forfeited entirely and the participant will instead have the right to receive a cash payment, shares of common stock or a combination of both equal to either (i) the then-current fair market value of the restricted shares or the common stock represented by the restricted share units, or (ii) the applicable bonus, salary or compensation amounts foregone by the participant as a condition of receiving such restricted shares or restricted share units. The compensation committee will decide, in its sole discretion, which of these amounts will be payable, provided in no event shall the compensation committee pay the amount foregone by the participant if such amount is greater than the then-current fair market value of the restricted shares or the restricted share units. The Company will issue shares of common stock equal to the amount of restricted share units held by the participant after the restricted period has lapsed upon the earliest of (i) a date specified by the Company, (ii) the death or disability of the participant (iii), a separation from service as provided in Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and the Treasury Regulations promulgated there under, or (iv) a change in control of the Company as defined in the Stock Purchase Plan.
     No grants of restricted shares or restricted share units can be made under the Stock Purchase Plan after April 25, 2018. Holdings of restricted shares or restricted share units acquired prior thereto, however, can extend beyond such date, and the provisions of the Stock Purchase Plan will continue to apply thereto.
     The Board can suspend, terminate, modify, or amend the Stock Purchase Plan; provided, however, that an amendment that requires stockholder approval for the Stock Purchase Plan to comply with any law, regulation, or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.
     Federal Income Tax Consequences
     The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Purchase Plan based on current federal income tax laws. The summary is not intended to constitute tax advice and does not address, among other things, possible state, local, or foreign tax consequences.

     Restricted Shares
     A participant will include as ordinary income the fair market value of any restricted shares purchased by the participant at the time of purchase. A participant’s tax basis in restricted shares is equal to the amount includable in income with respect to such restricted shares. With respect to the sale of restricted shares after the expiration of the two-year restricted period, any gain or loss will generally be treated as long-term capital gain or loss, because the holding period for such restricted shares is measured from the date the participant included the restricted shares in income.
     If the compensation committee determines that the Company may lose some or all of its federal income tax deduction in connection with a participant’s purchase of restricted shares because of the $1.0 million annual deductibility cap of Section 162(m) of the Code, the compensation committee, in its discretion, may cause some or all of such restricted shares to be converted into an equal number of restricted share units. A participant who receives restricted share units that have been substituted for restricted shares, generally, will not recognize income upon receipt of such restricted share units, but will be treated as having originally purchased restricted share units, the federal income tax consequences of which are discussed below.
     The Company generally will be entitled to a deduction in the amount of a participant’s income at the time such income is recognized by the participant whether as a result of the receipt of restricted shares or the receipt of property in payment of restricted share units as discussed below, provided that the participant includes such amount in income or the Company satisfies applicable reporting requirements, and subject to possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that Section.
     The compensation committee can, in its discretion and on such terms and conditions as it determines, permit or require a participant to pay the minimum required statutory withholding of taxes arising in connection with the grant of restricted shares by having the Company withhold such shares of the common stock or by the participant delivering previously acquired shares of the common stock having a fair market value equal to the amount of taxes to be withheld.
     Restricted Share Units
     A participant will not recognize income upon the purchase of restricted share units, but will instead include as ordinary income the fair market value of common stock received in payment of such restricted share units at the time of such payment. A participant’s tax basis in such restricted share units is equal to the amount includable in income with respect to such restricted shares units. The Company will issue common stock as payment with respect to restricted share units after the termination of the restricted period upon the earliest of (i) a date specified by the Company, (ii) the death or disability of the participant, (iii) a separation from service as provided in Section 409A of the Code and the Treasury Regulations promulgated there under, or (iv) a change in control of the Company as defined in the Stock Purchase Plan. With respect to the sale of common stock received in payment of restricted share units, any gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on the holding period. The holding period for capital gains treatment will begin when common stock is received in payment of the restricted share units.
     If the compensation committee determines that the Company may lose some or all of its federal income tax deduction in connection with the payment of common stock to a participant in satisfaction of such participant’s restricted share units because of the $1.0 million annual deductibility cap of Section

162(m) of the Code, the compensation committee, in its discretion, may postpone payment in satisfaction of such restricted share units, to the extent permissible under treasury regulation Section 1.409A-2(b)(7), until such time as the Company will not lose its federal income tax deduction under section 162(m) for the delivery of common stock.
     The Company generally will be entitled to a deduction in the amount of a participant’s income at the time such income is recognized as described above, provided that the participant includes such amount in income or the Company satisfies applicable reporting requirements.
     The compensation committee can, in its discretion and on such terms and conditions as it determines, permit or require a participant to pay the minimum required statutory withholding of taxes arising in connection with the grant of restricted share units by having the Company withhold such shares of the common stock or by the participant delivering previously acquired shares of the common stock having a fair market value equal to the amount of taxes to be withheld.
Equity Compensation Plan Information
The following table provides aggregate information as of December 31, 2007, with respect to shares of common stock that may be issued under our existing equity compensation plans:

Number of Securities
Available for Future
	Number of Securities to	Weighted-Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Securities Holders	472,000	$6.02	258,000
Equity Compensation Plans Not Approved by Securities Holders	None	None	None

Total	472,000	$6.02	258,000

     Board’s Recommendation
     We believe that stock ownership is important to retaining key employees and is a motivating factor for officers to achieve corporate performance goals. We also believe the Stock Purchase Plan is consistent with our compensation philosophies and objectives, including, in particular, promoting the alignment of interests of our officers with our stockholders. The Stock Purchase Plan should also enable us to utilize the cash saved in lieu of paying annual bonuses for other productive corporate purposes.
     The Board of Directors unanimously recommends a vote “FOR” the Approval of the 2008 Stock Purchase Plan for Key Personnel.

PROPOSAL 3
SHAREHOLDER PROPOSAL OF BRISTOL CAPITAL ADVISORS LLC
     Paul Kessler, on behalf of Bristol Capital Advisors LLC (“Bristol Capital”) of 10990 Wilshire Boulevard, Suite 1410, Los Angeles, CA 90024, owner of approximately 294,834 shares of Advocat common stock, has notified Advocat that he intends to introduce from the floor of the annual meeting the following proposal. We are not responsible for the contents of Bristol Capital’s resolution or supporting statement, as set forth below:
Proposed Resolution of Bristol Capital
“Resolved that the stockholders of the Corporation vote to recommend that the Board of Directors promptly engage an investment banking firm and pursue a sale, or liquidation of the Corporation.”
Supporting Statement of Bristol Capital
     Bristol Capital believes that the inherent value of the Company exceeds the market value of its shares. In a conference call with investors in 2007, the Company’s management expressed a similar view, announcing a share buyback program. It is Bristol Capital’s opinion, however, that the best way for the Company’s shareholders to receive a fair return on their investment would be through the retention of an investment banking firm to explore the possible sale of the Company, either to a financial acquirer or a strategic buyer. In Bristol Capital’s judgment the Company lacks sufficient size to operate as a public Company and would benefit from insurance and other cost savings as part of a larger entity, or through private ownership.
     From 2003 to 2006, the compensation of the Company’s CEO grew from $313,000 to more than $1.8 million; over this same period, the CFO’s compensation grew from $159,000 to more than $1.1 million. Since reaching $21 per share in November 2006, the Company’s share price has declined to $10.88, the closing price on December 12, 2007. It is Bristol Capital’s view that this trend speaks volumes. Bristol Capital believes the Company is currently being run for the benefit of management, not its true owners, the shareholders.
     Bristol Capital urges shareholders to vote FOR this proposal.
Board of Directors’ Statement in Opposition
     The Board of Directors recommends that you vote “AGAINST” this proposal. For the reasons set forth below, the Board believes that the approval of this proposal would not be in the best interests of Advocat or our shareholders.
     Delivering shareholder value is the most important job of your Board of Directors, and we take it very seriously. To that end, we engage in a regular process of reviewing the Company’s business and prospects. Approximately one year ago, we supplemented our regular process by hiring Avondale Partners LLC. (“Avondale”), an independent investment banking firm, to assist us in reviewing the Company’s strategic options for maximizing shareholder value, including the possibility of pursuing a sale transaction. As a result, we have and continue to review the Company’s prospects and strategic options.
     We believe that the fundamentals of our industry are strong, and we believe the Company is well positioned to benefit from the strategic plan adopted by your Board of Directors as described in our annual report. We have continued to see the benefits of our capital improvement projects and successfully completed our first acquisition in several years. We intend to continue the implementation of our strategic plan to improve our occupancy rates, and acquire, lease or develop new facilities. We believe that the way to drive shareholder value at this time is to focus on executing our strategic plan and addressing the many opportunities available to the Company.
     In addition, the current global credit crisis and economic condition in the United States would make a sale of the Company more difficult and would impact the price that could be obtained. The proposal makes no reference to price, market conditions, or the strategic plans of the Company. In the Board’s opinion, such a sale of the Company without regard to these factors could create an atmosphere that could have the effect of reducing the perceived value of the Company to a very low level, thus forcing the Company to negotiate with bidders from a position of weakness. Further, if the Company were to undertake a plan to sell all of its assets, the likely result would be that some of the assets would be readily marketable, but others would not be, and the Company would be left to carry or dispose of the remaining assets under unfavorable conditions. The majority of the Company’s assets are leased assets and any sale transaction would be subject to the consent of the landlord and be subject to the terms of our lease agreements. This structure may make the assets more difficult to sell. The Board believes that a publicly announced forced sale under these circumstances would lead to a deterioration in the value of the Company.
     Nonetheless, your Board of Directors will continue in the future to regularly review the Company’s business and prospects and, as part of those reviews, will consider whether strategic alternatives, such as a sale or liquidation of the Company, will enhance shareholder value. Accordingly, the Board is in the best and most informed position to evaluate and consider all of the options that may be available to Advocat from time to time including if, when and under what conditions a sale of Advocat should be considered.
     To this end, the Board will carefully consider any bona fide proposal which it believes has the potential to increase shareowner value, including a bona fide proposal for the acquisition of the Company. However, the fiduciary duty of the Board will not permit it to facilitate a bid that does not reflect the intrinsic value of the Company. The Board will continue to consider all options for enhancing Advocat’s value and will pursue the course of action that it believes will best achieve that objective.
     Although the Proposal only recommends and does not obligate the Board to take certain action, the Board believes that the approval of the resolution would make our shareholders, lenders, landlord, suppliers, patients, employees and communities uncertain about your company’s future. Such uncertainty would undermine confidence in the Company and would adversely affect its relationship with its lenders, landlord, suppliers and patients. As a result, the Company’s ability to compete effectively would be adversely affected, causing a potential decline in revenues, profits and shareholder value.
     Proxies solicited by the Board of Directors will be voted against the shareholder proposal unless shareholders specify a contrary vote. Approval of the shareholder proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.
The Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

APPENDIX A
2008 Stock Purchase Plan for Key Personnel
1. Purposes; Construction.
This Plan shall be known as the “Advocat Inc. 2008 Stock Purchase Plan for Key Personnel” and is hereinafter referred to as the “Plan.” The purposes of the Plan are to attract and retain highly-qualified executives and directors, to align the long-term interests of executives and directors with the long-term interests of the Company’s stockholders by creating a direct link between director and executive compensation and stockholder return, to enable directors and executives to develop and maintain a substantial equity-based interest in Advocat Inc., and to provide incentives to such directors and executives to contribute to the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.

The terms of the Plan shall be as set forth below.
2. Definitions.
As used in this Plan, the following words and phrases have the meanings indicated:
(a)	“Account” has the meaning given in Section 7(a) hereof.

(b)	“Agreement” means an agreement entered into between the Company and a Participant in connection with a purchase under the Plan.

(c)	“Annual Bonus” means the bonus earned by a Participant as determined by the Committee with respect to each year.

(d)	“Base Salary” means an executive’s annual base salary as set by the Committee.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” means, unless otherwise defined in the applicable Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(g)	“Change in Control,” unless otherwise determined by the Committee and set forth in an applicable Agreement, shall mean and shall be deemed to have occurred upon the first to occur of the following:
(i)	The date that any one Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with Shares held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the Shares of the Company; provided, however, if any one Person, or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons shall not cause a Change in Control of the Company.
(ii)	On the date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii)	On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets owned directly or indirectly by the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph (iii) when there is a transfer to an entity that is controlled by the stockholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a stockholder (immediately before the asset transfer) in exchange for or with respect to its Shares in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding Shares of the Company, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in (d) of this Paragraph.
This definition of “Change in Control” is intended to be consistent with the phrase “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as used in Section 409A(a)(2)(A)(v) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such intent.
(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, all of whose members meet the requirements set forth in Section 3(a) hereof.

(j)	“Company” means Advocat Inc., a Delaware corporation, or any successor corporation.

(k)	“Director Compensation” means any compensation to be paid by the Company to a director of the Company for his or her services as a director of the Company.

(l)	“Disabled” has the meaning given to it in Section 409A(a)(2)(c) of the Code, and the Treasury Regulations promulgated thereunder.

(m)	“Dividend Equivalent” has the meaning given in Section 7(c) hereof.

(n)	“Election” means an election filed pursuant to Section 5 of the Plan.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(p)	“Fair Market Value” per Share, Restricted Share or Restricted Share Unit means the closing price on the NASDAQ stock market (or the relevant exchange or market if the Shares are not traded on the NASDAQ stock market) of a Share for the relevant valuation date (or next preceding trading day, if such valuation date is not a trading day).

(q)	“Participant” means a director or executive who files an Election under the Plan.

(r)	“Participating Subsidiary” or “Participating Subsidiaries” means any Subsidiary or Subsidiaries designated by the Committee or Board to be a participating employer under the Plan.

(s)	“Person” or “Person” means one or more of any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(t)	“Plan” has the meaning given in Section 1 hereof.

(u)	“Plan Effective Date” has the meaning given in Section 5(c) hereof.

(v)	“Restricted Period,” as such term applies to Restricted Shares and Restricted Share Units, has the meaning given in Sections 6(b) and 7(b) hereof, respectively.

(w)	“Restricted Share” or “Restricted Shares” means the Shares purchased hereunder subject to restrictions.

(x)	“Restricted Share Unit” or “Restricted Share Units” means a right to receive a Share for each Restricted Share Unit purchased hereunder (as adjusted for any Dividend Equivalent as provided for in Section 7(c)), and shall not include any rights or privileges inherent in Stock ownership.

(y)	“Section 16 Person” means a Participant who is subject to the reporting and short-swing liability provisions of Section 16 of the Exchange Act.

(z)	“Share” or “Shares” means one or more of the voting shares of common stock of the Company, with a par value of $.01 per share.

(aa)	“Subsidiary” or “Subsidiaries” means any subsidiary or subsidiaries of the Company (whether or not a subsidiary as of the Plan Effective Date).

3. Administration of the Plan.
(a)	The Plan will be administered by the Committee, which consists of two or more directors of the Company, each of whom will (i) meet the independence requirements of the NASDAQ stock market, (ii) be a “non-employee director” for purposes of Section 16 of the Exchange Act, and the rules thereunder, and (iii) be an “outside director” for purposes of section 162(m) of the Code, and the regulations promulgated thereunder.

(b)	The Committee will have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Agreements (which need not be identical), and to make all other determinations deemed necessary or advisable for the administration of the Plan. Without limiting the foregoing, the Committee may limit the amount of Annual Bonus, Base Salary, or Director Compensation that a Participant may defer through any one Election under Section 5(b). The Committee’s determinations on the foregoing matters shall be final and conclusive.

(c)	No member of the Board or the Committee will be liable for any action taken or determination made in good faith with respect to the Plan or any purchase hereunder.
4. Stock Subject to Plan.
(a)	The maximum number of Shares that may be collectively distributed as Restricted Shares, Restricted Share Units, and any Dividend Equivalent paid upon any Restricted Share Units under the Plan is 150,000 Shares, which number will be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that have been or may be reacquired by the Company.

(b)	If any outstanding Restricted Shares and/or Restricted Share Units under the Plan are forfeited and reacquired by the Company, withheld to satisfy federal or state tax or withholding obligations, or satisfied by the Company by cash payment, the Restricted Shares and/or Restricted Share Units so forfeited, withheld or satisfied may (unless the Plan has been terminated) again become available for use under the Plan.
5. Eligibility and Elections.
(a)	Eligibility. The Committee will have the discretion to determine the Participating Subsidiaries, the executives of the Company and of each Participating Subsidiary, and the directors of the Company that will be eligible to become Participants in the Plan.

(b)	Elections. Each Participant may elect to receive, in the case of an executive, in lieu of a specified portion of such executive’s Annual Bonus and, if permitted by the Committee, such executive’s Base Salary, and in the case of a director, in lieu of a specified portion of such director’s Director Compensation, a number of Restricted Shares, Restricted Share Units, or a combination of both, as determined by the Committee, equal to the amount of such specified portion of the Annual Bonus, Base Salary or Director Compensation, as applicable, divided by a dollar amount equal to 85% of the Fair Market Value of a Share on the date on which such Restricted Shares and/or Restricted Share Units are purchased (the “Election”). The Committee, in its sole and absolute discretion, shall have the authority to determine whether a Participant receives Restricted Shares, Restricted Share Units, or a combination of both. The Annual Bonus, Base Salary or Director Compensation, as applicable, payable to the Participant in cash will be reduced by the designated portion. Subject to Section 5(c) below, any Election will be effective beginning with the Annual Bonus, Base Salary or Director Compensation, as applicable, payable with respect to the first calendar year next following the calendar year in which the Election is made (and will become irrevocable on December 31 of the calendar year in which it is made). Any cancellation of, or other change in, any Election shall become effective as of the first calendar year next following the calendar year in which notice of such cancellation or change is filed (and any such notice shall become irrevocable on December 31 of the calendar year in which it is filed). Restricted Shares and/or Restricted Share Units shall be purchased in respect of such Elections on or before March 15 of the calendar year immediately following the calendar year in which the Annual Bonus, Base Salary or Director Compensation, as applicable, was earned.
(c)	Initial Eligibility. Notwithstanding Section 5(b) hereof, for the initial short period commencing on the date of the approval of the Plan by the stockholders (the “Plan Effective Date”) and ending on December 31, 2008, a Participant must complete and file the Election described in Section 5(b) with the Company no later than the 30th day after the Plan Effective Date, and the maximum amount of the Annual Bonus, Base Salary or Director Compensation, as applicable, with respect to 2008 that may be subject to the 2008 Election is the ratio of (i) the number of days remaining in calendar year 2008 after the date on which the Participant files the 2008 Election, over (ii) 366. If a Participant first becomes eligible to participate in the Plan with respect to a year other than 2008, such Participant may make an initial election to participate in the Plan under procedures and limitations analogous to those set forth in this Section 5(c).
(d)	Termination of Employment. In the event that a Participant who has made an Election hereunder shall terminate employment or term as a director before Restricted Shares and/or Restricted Share Units are purchased in respect of such Election, any Annual Bonus, Base Salary or Director Compensation, as applicable, to which the Participant would otherwise be entitled shall be paid to the Participant consistent with the Company’s payment practices and any contractual provisions between the Participant and the Company.
6. Restricted Shares. Each purchase of Restricted Shares under the Plan will be evidenced by a written Agreement between the Company and Participant, which will be in such form as the Committee from time to time approves, and will comply with the following terms and conditions (and with such other terms and conditions not inconsistent with such terms as the Committee, in its discretion, may establish):
(a)	Number of Restricted Shares. Each Agreement shall state the number of Restricted Shares purchased pursuant to Section 5(b) hereof.
(b)	Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares purchased under the Plan shall be two years from the date of purchase.

(c)	Ownership and Restrictions. At the time of purchase of Restricted Shares, a certificate representing the number of Restricted Shares purchased will be registered in the name of the Participant. Such certificate will be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan, and will bear such legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The Participant will have all rights of a stockholder with respect to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant will not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this Plan or the Agreement with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) during such Restricted Period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise provided for herein or determined by the Committee, all of the Restricted Shares will be forfeited and all rights of the Participant to such Restricted Shares will terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company or any Subsidiaries or remains a director for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Shares are met. Any common stock, any other securities of the Company and any other property (except cash dividends) distributed with respect to the Restricted Shares will be subject to the same restrictions, terms and conditions as such Restricted Shares.
(d)	Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Shares are met, or at such earlier time determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan will lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), will be delivered to the Participant or his or her beneficiary or estate, as the case may be. If the Participant’s employment or term as a director is terminated prior to the end of the Restricted Period, then the provisions of Section 8 hereof shall govern the disposition of such Participant’s Restricted Shares.
(e)	Conversion to Restricted Share Units. Notwithstanding anything elsewhere in the Plan to the contrary, if upon the purchase of a Participant’s Restricted Shares the Committee determines that the Company may lose some or all of its United States federal income tax deduction because of the deductibility cap of section 162(m) of the Code, unless otherwise determined by the Committee, some or all of such Restricted Shares as determined by the Committee will, at such time of purchase by the Participant, be converted into an equal number of Restricted Share Units. Such Restricted Share Units shall thereafter be governed by Section 7 herein.
7. Restricted Share Units.
Each purchase of Restricted Share Units under the Plan will be evidenced by a written Agreement between the Company and Participant, which will be in such form as the Committee from time to time approves, and will comply with the following terms and conditions (and with such other terms and conditions not inconsistent with such terms as the Committee, in its discretion, may establish):

(a)	Number of Restricted Share Units. Each Agreement shall state the number of Restricted Share Units purchased pursuant to Section 5(b) hereof. For each Participant, the Company shall establish and maintain an “Account” for the purpose of determining the benefit due to the Participant. A Participant’s Account shall reflect the total number of Restricted Share Units purchased by that Participant, the date of purchase for each Restricted Stock Unit, any Dividend Equivalent credited to such Participant pursuant to Section 7(c), and any other information as the Company determines.
(b)	Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Share Units purchased under the Plan shall be two years from the date of purchase.
(c)	Ownership and Restrictions. The Company shall record each purchase of Restricted Share Units in the Participant’s Account. The Participant will have no rights of a stockholder with respect to such Restricted Shares Units; provided, however, that on each date that a cash dividend is paid by the Company on its Shares, the Account of each Participant shall be credited with an amount equal to such dividend on one Share multiplied by the number of Restricted Stock Units in such Participant’s Account at the close of business on the dividend record date (“Dividend Equivalent”). Each such Dividend Equivalent will be converted into additional Restricted Share Units and recorded in the Participant’s Account. The Restricted Share Units shall be subject to the following restrictions: (i) the Participant will not be entitled to delivery of any stock certificates until the occurrence of an event set forth in Section 7(d) or as provided in Section 8(a); (ii) none of the Restricted Share Units may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution); and (iii) except as otherwise provided for herein or determined by the Committee, all of the Restricted Share Units will be forfeited and all rights of the Participant to such Restricted Share Units will terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company or any Subsidiaries or remains a director for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Share Units are met.
(d)	Payment of Account. Upon the first to occur of (i) the date of a Participant’s death, (ii) the date a Participant becomes Disabled, (iii) a Change in Control, (iv) a date specified by the Committee in an Participant’s Agreement, or (v) the date of a Participant’s “separation from service” as that term is used in Code section 409A and the Treasury Regulations promulgated thereunder (if such separation of service occurs after the end of the Restricted Period), the Company shall issue the Participant a stock certificate for the appropriate number of Shares equal to the number of Restricted Stock Units held by the Participant, free of any restrictions and any restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), which will be delivered to the Participant or his or her beneficiary or estate, as the case may be; provided, however, that any fractional shares of Restricted Share Units held by the Participant shall instead be satisfied by a cash payment from the Company. If the Participants “separation of service” occurs prior to the end of the Restricted Period, then the provisions of Section 8 hereof shall govern the disposition of such Participant’s Restricted Share Units.
(e)	Delayed Payment of Account. Notwithstanding anything elsewhere in the Plan to the contrary to the extent permissible under Treasury Regulation section 1.409A-2(b)(7), if the Committee determines that the Company may lose some or all of its United States federal income tax deduction in connection with the payment of such Restricted Share Units because of the deductibility cap of section 162(m) of the Code, unless otherwise determined by the Committee, then the payment of some or all of such Restricted Share Units will be postponed until such time as the Company will not lose its federal income tax deduction under section 162(m) of the Code for the delivery of Shares under Section 7(d) hereof. Until such payment on the Restricted Share Units is made, the Participant will continue to be credited with Dividend Equivalents on the Restricted Share Units as provided for in Section 7(c) hereof. The Committee shall exercise its discretion under this Section 7(e) with respect to similarly situated Participants on a reasonably consistent basis.
8. Termination of Employment. The following rules shall apply, in the event of a Participant’s termination of employment or term as a director with the Company and its Subsidiaries, with respect to Restricted Shares and/or Restricted Share Units held by the Participant at the time of such termination:
(a)	Termination of Employment During Restricted Period.
(i)	Termination without Cause. If a Participant’s employment or term as a director is terminated by the Company or a Subsidiary without Cause during the Restricted Period, any Restricted Shares and/or Restricted Share Units held by a Participant on the Participant’s last day of employment or term as a director, the restrictions on the Restricted Shares and/or Restricted Share Units provided for in the Plan or the Agreement with the Participant will lapse as to such Restricted Shares and/or Restricted Share Units subject thereto held by the Participant on the Participant’s last day of employment or term as a director, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (other than as required under the Securities Act of 1933 or otherwise), will be delivered to the Participant; provided, however, that any fractional Restricted Share Units held by the Participant shall instead be satisfied by a cash payment from the Company. The failure of a director to be re-elected as a director by the stockholders shall be considered a termination without cause.

(ii)	Termination for Cause. If a Participant’s employment or term as a director is terminated by the Company or a Subsidiary for Cause during the Restricted Period for any Restricted Shares and/or Restricted Share Units held by the Participant on the Participant’s last day of employment or term as a director, the Participant shall forfeit all rights with respect to such Restricted Shares and/or Restricted Share Units, which shall automatically be considered to be cancelled, and the Participant shall have only an unfunded right to receive from the Company’s general assets a payment equal to the lesser of (a) the Fair Market Value of the number of Restricted Shares and/or Restricted Share Units held by the Participant on the Participant’s last day of employment or term as a director or (b) the aggregate Annual Bonus, Base Salary or Director Compensation amounts, as applicable, foregone by the Participant as a condition of receiving such Restricted Shares and/or Restricted Share Units. The Committee may elect to settle the amount due under this Section 8(a)(ii) in cash, Shares, or a combination thereof.

(iii)	Voluntary Termination. If a Participant voluntarily terminates his or her employment or term as a director with the Company or a Subsidiary during the

Restricted Period, the Participant shall forfeit all rights with respect to such Restricted Shares and/or Restricted Share Units held by the Participant on the Participant’s last day of employment or term as a director, which shall automatically be considered to be cancelled, and the Participant shall have only an unfunded right to receive payment from the Company’s general assets, equal to either of the following as determined by the Committee in its sole discretion (a) the Fair Market Value of the number of Restricted Shares and/or Restricted Share Units held by the Participant on the Participant’s last day of employment or term as a director or (b) the aggregate Annual Bonus, Base Salary or Director Compensation, as applicable, foregone by the Participant as a condition of receiving such Restricted Shares and/or Restricted Share Units (but in the case of (b), only in the event that the Fair Market Value of the Restricted Shares and/or Restricted Share Units is greater than such aggregate amount). The Committee may elect to settle the amount due under this Section 8(a)(iii) in cash, Shares, or a combination thereof. The Committee shall be considered to have delegated its authority to determine the amount of payment pursuant to this Section 8(a)(iii) to the Chief Executive Officer of the Company as it relates to Persons other than Section 16 Persons, which authority is revocable at any time.
(b)	Accelerated Lapse of Restrictions. All restrictions then outstanding with respect to Restricted Shares held by such Participant shall automatically expire and be of no further force and effect upon (i) a termination of employment or term as a director which results from a Participant’s death or becoming Disabled, and (ii) a Change of Control.
9. Dilution and Other Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares that may be distributed as Restricted Shares and/or Restricted Share Units under the Plan and the number of Restricted Shares and/or Restricted Share Units outstanding under the Plan as determined to be appropriate by the Committee in its sole discretion; provided, however, that the number of Shares thus subject to the Plan shall always be a whole number.
10. Payment of Withholding and Payroll Taxes. No certificate representing the Shares will be issued and no cash payment be made hereunder unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant to satisfy all federal, state, and local withholding obligations and the collection and payment of any and all federal, state, and local employment taxes (“Withholding Obligation”) with respect to the issuance of such Shares or cash payment. Such Withholding Obligation shall not exceed the minimum required statutory withholding. The Participant authorizes the Company to satisfy the Withholding Obligation from any cash compensation payable to the Participant by the Company, including wages. Alternatively, the Committee may permit the Participant to satisfy the Withholding Obligation, in whole or in part (without limitation) by paying cash from the Participant’s own funds. In addition, the Committee in its sole discretion and pursuant to such procedures as it may specify from time to time, may satisfy the Withholding Obligation by (a) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, and/or (b) by selling or arranging for the sale of a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount necessary to satisfy the Withholding Obligation. The Participant shall pay to the Company any amount of the Withholding Obligation resulting from the Restricted Stock and/or Restricted Stock Units issued hereunder that cannot be satisfied by the means previously described. The Participant acknowledges and agrees that the Company may refuse to deliver Shares or cash if the Participant fails to comply with his or her obligations in connection with the Withholding Obligation as described in this Section.
11. Coordination with 2005 Long-Term Incentive Plan.
In the event all or a portion of a Participant’s Annual Bonus, Base Salary or Director Compensation, as applicable, has been designated under the Performance Based Compensation provisions of the Company’s 2005 Long-Term Incentive Plan, the maximum value of Restricted Shares and/or Restricted Share Units that may be purchased by a Participant that is attributable to such Performance Based Compensation in any year is $1,000,000.
12. No Rights to Employment Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary, to remain as a director of the Company, to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, or interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant’s employment or term as a director. Purchases made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or a Subsidiary.
13. Amendment and Termination of the Plan.
The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment that requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any purchases previously made, unless the written consent of the Participant is obtained.
14. Term of the Plan.
The Plan shall terminate ten years from the Plan Effective Date. No other purchases may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Restricted Shares and/or Restricted Share Units, alter or impair any rights or obligations in respect of such Restricted Shares or Restricted Share Units.
15. Governing Law.
The Plan and the rights of all Persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.

Annual Meeting Proxy Card IF YOU HAVE NOT VOED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Please mark votes as in this example. A. Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2, and 4 and “AGAINST” Proposal 3. “FOR” the election of each of the nominees for director (Proposal 1) and “FOR” Proposals 1, 2, and 4. “AGAINST” Proposal 3. 1. Proposal to elect as directors of the Company the following persons to hold office until FOR AGAINST ABSTAIN the annual meeting of stockholders to be held in 2011 or until their successors have 3. Proposal by the Shareholder to been duly qualified and elected. recommend that the Board of Directors FOR WITHHOLD promptly engage an investment banking firm and pursue a sale or liquidation of the Company. 01 Wallace E. Olson 02 Chad A. McCurdy 2. Proposal to approve the Company’s 2008 Stock Purchase Plan for Key Personnel. FOR AGAINST ABSTAIN 4. In their discretion, the proxies are authorized to vote upon such other business as may FOR AGAINST ABSTAIN properly come before the meeting. B. Non-Voting Items Change of Address — Please print new address below. C. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority. Date (MM/DD/YYYY) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Proxy — Advocat Inc. Annual Meeting of Shareholders, June 3, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints William R. Council III and L. Glynn Riddle, Jr. and each of them, as proxies, each with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Advocat Inc., to be held on Tuesday, June 3, 2008, at 9:00 a.m. Central Daylight Time, at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 , 2 AND 4 AND AGAINST PROPOSAL 3. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY .